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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

TSX CORPORATION AND SUBSIDIARY

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
                                                 Three Months Ended                         Six Months Ended
                                         Oct. 26, 1996        Oct. 28, 1995          Oct. 26, 1996       Oct. 28, 1995
                                         -------------        -------------          -------------       -------------
                                                   (Expressed in Thousands Except Per Share Data)
PRIMARY
    Average shares outstanding                  15,423              15,297                   15,423              15,054
    Net effect of dilutive stock
       options and warrants                          0                 684                      608                 857
                                          ------------          ----------              -----------          ----------

       TOTAL                                    15,423              15,981                   16,031              15,911
                                          ============          ==========              ===========          ==========


Net Income                                $        (35)              3,734                    3,461               6,936
                                          ============          ==========              ===========          ==========

Net Income per share                      $        ---                 .23                      .22                 .44
                                          ============          ==========              ===========          ==========



FULLY DILUTED
    Average shares outstanding                  15,423              15,297                   15,423              15,054
    Net effect of dilutive stock
       options and warrants                          0                 765                      642                 988
                                          ------------          ----------              -----------          ----------

       TOTAL                                    15,423              16,062                   16,065              16,042
                                          ============          ==========              ===========          ==========


Net Income                                $        (35)              3,734                    3,461               6,936
                                          ============          ==========              ===========          ==========

Net Income per share                      $        ---                 .23                      .22                 .43
                                          ============          ==========              ===========          ==========
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